SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 25, 2007 (July 19, 2007)

MASSEY ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	1-7775 (Commission File No. )	95-0740960 (I.R.S. Employer Identification Number)
4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing  is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁫ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁫ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁫ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁫ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 19, 2007, the Registrant’s wholly owned and sole, direct operating subsidiary, A. T. Massey Coal Company, Inc. (the “Company”), acting as administrative borrower, individually and as agent on behalf of the other loan parties, entered into a limited consent and second amendment (the “Second Amendment”) to that certain Amended and Restated Credit Agreement dated August 15, 2006 among the Company, The CIT Group/Business Credit, Inc., as collateral agent and security trustee, UBS AG, Stamford Branch, as administrative agent, and the required lenders, which provides for available borrowings, including letters of credit, of up to $175 million (as amended previously on March 12, 2007, the “Credit Agreement”).

The Second Amendment was entered into in conjunction with the Company’s formation of one or more direct or indirect wholly-owned subsidiaries (the “Insurance Subsidiaries”) to act as captive insurance/bonding companies to engage in the business of (i) issuing surety bonds, reclamation bonds, performance bonds, workers’ compensation insurance policies, fronting policies for all risk general liability, casualty and property insurance and other similar obligations to support and/or insure reclamation and workers’ compensation obligations and all risk general liability, casualty and property risks customarily covered by fronting policies, in each case incurred by the Company and its subsidiaries in the ordinary course of their businesses, and (ii) conducting all activities ancillary thereto, including entering into reinsurance arrangements, receiving premiums, establishing reserves for the payment of claims and for the return of unearned premiums and investing funds in support of such reserves, all as may be required or permitted by applicable insurance laws and regulations.

Generally, the Second Amendment amends the Credit Agreement to:

1)	permit the Insurance Subsidiaries to engage in the insurance business;
2)
permit investments in and by the Insurance Subsidiaries, provided, that (a) the initial capitalization investment in the Insurance Subsidiaries is not permitted to exceed $60 million and (b) during any fiscal year, additional investments in the Insurance Subsidiaries from and after the initial formation and capitalization are not permitted to exceed $20 million, plus the cumulative unused amount, if any, otherwise permitted under clause (a) or this clause (b); provided further, that any investment in one or more of the Insurance Subsidiaries is not permitted if, after giving effect to such investment, (x) the aggregate amount of all investments permitted in the Insurance Subsidiaries would exceed $125 million at any time or (y) excess availability under the Credit Agreement is less than $30 million after giving effect to such investment;

3)	permit the Insurance Subsidiaries to incur indebtedness and other obligations in the ordinary course of business;
4)	permit the Insurance Subsidiaries to grant or suffer to exist certain types of liens;
5)	allow the Company and its subsidiaries to pay insurance premiums to the Insurance Subsidiaries; and
6)
except the Insurance Subsidiaries from certain other covenants and restrictions contained in the Credit Agreement, including, but not limited to, pledging in favor of the collateral agent the equity interests in the Insurance Subsidiaries as collateral for the Credit Agreement.

Several of the lenders under the Credit Agreement and their affiliates have various relationships with the Registrant, the Company and its subsidiaries involving the provision of financial services, including investment banking, commercial banking, advisory, cash management, custody and trust services, for which they have received customary fees, and may do so again in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: July 25, 2007	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	Vice President and Corporate Secretary